UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2017

THE VALSPAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-3011	36-2443580
(Commission File Number)	(I.R.S. Employer Identification No.)

1101 South 3rd Street, Minneapolis, Minnesota	55415
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 851-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On January 26, 2017, The Sherwin-Williams Company (“Sherwin-Williams”) issued a press release announcing its financial results for the fiscal year ended December 31, 2016. The press release includes information on the proposed acquisition of The Valspar Corporation (“Valspar”) by Sherwin-Williams pursuant to the terms of an Agreement and Plan of Merger, dated as of March 19, 2016, between Sherwin-Williams, Valspar and Viking Merger Sub, Inc., a wholly owned subsidiary of Sherwin-Williams. The Sherwin-Williams press release provides, in relevant part, as follows:

We now expect a divestiture will be required to gain approval from the FTC to complete the acquisition of Valspar. We are moving forward on a divestiture that we believe will allow us to gain approval from the FTC. The expected divestiture has revenues below the $650 million threshold, and we expect to negotiate the divestiture and complete the Valspar transaction at $113 per share within 90 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE VALSPAR CORPORATION

/s/ Tyler N. Treat
Name: Tyler N. Treat
Title: Vice President and Treasurer

Dated: January 26, 2017